EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 25, 2007, accompanying the financial statements and schedule included in the Annual Report of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan on Form 11-K for the years ended December 31, 2006 and 2005.  We hereby consent to the incorporation by reference of said report in the Registration Statement of J.B. Hunt Transport Services, Inc. on Form S-8 (File No. 333-103748, effective March 11, 2003).

/s/ Grant Thornton LLP

Tulsa, Oklahoma
June 28, 2007